Exhibit 4.2


                              AMENDMENT NUMBER 1 TO
                               SECURITY AGREEMENT


     AMENDMENT NUMBER 1 TO SECURITY AGREEMENT (this "Amendment"), dated as of September 30, 2001 by and among UNION ACCEPTANCE FUNDING CORPORATION, an Indiana corporation, as seller (in such capacity, the "Seller"), UAFC-2 CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation (the "Company"), FIRST UNION SECURITIES, INC. ("FUSI"), individually and as collateral agent and deal agent (in such capacities, the "Collateral Agent" and the "Deal Agent", respectively) and FIRST UNION NATIONAL BANK ("First Union"), as paying agent (in such capacity, the "Paying Agent") amending that certain Security Agreement dated as of August 31, 2001 (the "Security Agreement").

     WHEREAS, the parties hereto mutually desire to make certain amendments to the Security Agreement as hereinafter set forth.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Security Agreement.

     Exhibit C of the Security Agreement is hereby amended by deleting subsection (a) and replacing it with the following (solely for convenience changed language is italicized):

     "(a) permit its Tangible Net Worth to be less than, at any time, the sum of
          (x) $160,000,000, plus (y) one hundred percent (100%) of the net proceeds of any equity offering by the Collection Agent (whether public or private) which occurs subsequent to September 30, 2001, plus
          (z) eighty percent (80%) of Net Income for the period from October 1, 2001 through the date of determination; provided that for purposes of calculating the Collection Agent's Tangible Net Worth, in no event shall the Collection Agent's Net Income be less than zero."

     SECTION 2. Representations and Warranties. Each of the Debtor and the Collection Agent, represent and warrant that all of its respective representations and warranties described in Sections 3.1 and 3.2 of the Security Agreement are true and correct as of the date hereof as if such representations and warranties were recited herein in their entirety.

     SECTION 3. Payment of Expenses. The Debtor agrees to pay any reasonable attorney's fees and expenses of the Deal Agent, the Collateral Agent, the Paying Agent and the Company in connection with the preparation, execution and delivery of this Amendment.

     SECTION 4. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Debtor, the Collection Agent, the Deal Agent, the Paying Agent or the Collateral Agent under the Security Agreement.

     SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 1 as of the date first written above.

                                VARIABLE FUNDING CAPITAL CORPORATION, as Company
                                        by First Union Securities, Inc. as
                                        attorney-in-fact

                                By:  /s/ Douglas R. Wilson, Sr.
                                     -------------------------------------------
                                     Douglas R. Wilson, Sr.
                                     Vice President:


                                UAFC-2 CORPORATION, as Debtor


                                By:  /s/ Leeanne W. Graziani
                                     -------------------------------------------
                                     Leeanne W. Graziani
                                     President



                                UNION ACCEPTANCE FUNDING CORPORATION, as Seller


                                By:  /s/ Rick A. Brown
                                     -------------------------------------------
                                     Rick A. Brown
                                     Title:


                                UNION ACCEPTANCE CORPORATION,
                                        individually and as Collection Agent


                                By:  /s/ Melanie S. Otto
                                     -------------------------------------------
                                     Melanie S. Otto
                                     Title:


                                FIRST UNION  SECURITIES,  INC.,
                                        individually and as Collateral Agent and Deal Agent


                                By:  /s/ Curt Sidden
                                     -------------------------------------------
                                     Curt Sidden
                                     Director


                                FIRST UNION NATIONAL BANK, as Paying Agent


                                By:  /s/ Bill A. Shirley
                                     -------------------------------------------
                                     Bill A. Shirley
                                     Senior Vice President